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                                                         EXHIBIT 99.1

CONTACT:    Ralph J. Vaclavik
            President Casinos, Inc.
            St. Louis, Missouri 63102
            314-622-3018

                                                       FOR IMMEDIATE
RELEASE


         PRESIDENT CASINOS, INC. ANNOUNCES BROADWATER DEVELOPMENT, LLP
               IS THE WINNING BIDDER FOR ITS BILOXI OPERATIONS

ST. LOUIS, MISSOURI, January 20, 2005 - President Casinos, Inc. (OTC:PREZQ.OB) today announced that Broadwater Development, LLP was the winning bidder for the Company's Biloxi casino and hotel operations under the terms of Section 363 of the United States Bankruptcy Code. The agreement is for a purchase price of $82.0 million, subject to certain closing adjustments. Broadwater Development, LLP, is comprised of Roy Anderson and W.C. Fore of Gulfport, Mississippi, and Dezer Development Group from Miami, Florida. A hearing to approve the auction results and sale to the winning bidder is scheduled before the United States Bankruptcy Court for the Eastern District of Missouri on January 26, 2005. The closing is anticipated to occur in the Spring of 2005. It is anticipated that the operation will continue in Biloxi with the new owners. In the interim, casino and hotel operations and management will remain business as usual.

Innovation Capital Holding, LLC and Harbour Financial, LLC assisted President Casinos, Inc. with this sales transaction.

President Casinos, Inc. owns and operates dockside gaming facilities in Biloxi, Mississippi and downtown St. Louis, Missouri, north of the Gateway Arch.

This press release may be deemed to contain forward-looking statements, which are subject to change. These forward-looking statements may be significantly impacted, either positively or negatively by various factors, including without limitation, licensing, and other regulatory approvals, lender cooperation, development and construction activities, costs and delays, weather, permits, competition and business conditions in the gaming industry. The forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements herein. Additional information concerning potential factors that could affect the Company's financial condition, results of operations and expansion projects is included in the filings of the Company's Annual Report on Form 10-K for the fiscal year ended February 29, 2004 and the Company's subsequent Reports on Form 10-Q for the quarters ended May 31, 2004, August 31, 2004 and November 30, 2004, all of which risks are incorporated by reference into this press release.

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